Exhibit 10.3

TEXTRON

Notice of Grant of Restricted Stock
and
Restricted Stock Agreement

[Name] [Address]	RS Number: ID: Location Code:

        Effective [Grant Date], you have been granted [# shares] shares of Restricted Stock (the "Shares"). This grant is governed by the Restricted Stock Terms and Conditions (7/2003) ("Terms and Conditions") and the 1999 Long-Term Incentive Plan Prospectus, both of which are available on the Textron Enterprise Intranet and is subject to the Restricted Stock Non-Competition Agreement (7/2003) ("Non-Competition Agreement") attached hereto.

The Shares will vest on the dates shown below, subject to earlier expiration or termination as provided in the Terms and Conditions:

Shares	Vest Date

By your signature and the Company's signature below, you and the Company agree that this grant is governed by the Terms and Conditions and 1999 Long-Term Incentive Plan Prospectus, both of which are available on the Textron Enterprise Intranet and is subject to the Non-Competition Agreement attached hereto.

TEXTRON INC.
By:
Date
Agreed by:
	[Optionee]	Date

Please retain a copy of this signed agreement and return the original to your Human Resources Department within 60 days of receipt of this grant.

TEXTRON INC.
TEXTRON 1999 LONG-TERM INCENTIVE PLAN FOR TEXTRON EMPLOYEES
RESTRICTED STOCK TERMS AND CONDITIONS
(7/2003)
Textron has awarded a number of shares of restricted stock to executive. As restrictions on particular shares lapse, Textron will issue to the executive that number of shares less the number of shares needed to satisfy required statutory withholding. Shares of Textron stock may be issued in the form of a certificate or a notification to the executive that the shares are held in a book-entry account on the executive's behalf.
If the executive's employment with Textron shall terminate for "Cause," all shares of Restricted Stock awarded to the executive that are still subject to the applicable "Period of Restriction" shall be forfeited.
Except as otherwise provided herein, the executive shall not be entitled to be issued shares of Textron stock if the executive's employment with Textron ends for any reason prior to the end of the Period of Restriction applicable to such shares, provided that if the executive's employment ends prior to such date and at least six months after the date of grant because of "Disability," death or after the executive has become eligible for "Early or Normal Retirement," the executive or the executive's estate will receive a certificate for a "Pro-Rata Portion" of such award.
Notwithstanding the above, the applicable Period of Restriction for the shares of Restricted Stock shall end immediately upon a "Change in Control" of Textron. In such instance, Textron shall issue the shares to the executive (or to the executive's estate in the event of the executive's death prior to payment) as soon as administratively practical after the Change in Control. Note: Sale of a business unit usually does not constitute a Change in Control as defined in these Terms and Conditions. If executive's employment with Textron is involuntarily terminated due to the sale of a business that does not constitute a Change in Control as herein defined, executive's then-unvested restricted shares will be forfeited.
The number of shares of Restricted Stock awarded to the executive hereunder shall be proportionately adjusted for any increase or decrease in the number of issued shares of Textron's common stock resulting from a stock split, stock divided or any other increase or decrease in such shares effective without receipt of consideration by Textron.
Nothing in this document shall confer upon the executive the right to continue in the employment of Textron or affect any right that Textron may have to terminate the employment of the executive.
The Restricted Stock shall not be assignable or transferable by the executive until after the last day of the applicable Period of Restriction.
The executive shall not have voting rights nor will the executive qualify for dividends with respect to the Restricted Stock during the Period of Restriction.

DEFINITIONS
"Cause"

"Cause" shall mean: (i) an act or acts of willful misrepresentation, fraud or willful dishonesty (other than good faith expense account disputes) by the Executive which in any case is intended to result in his or another person or entity's substantial personal enrichment at the expense of Textron; (ii) any willful misconduct by the Executive with regard to Textron, its business, assets or employees that has, or was intended to have, a material adverse impact (economic or otherwise) on Textron; (iii) any material, willful and knowing violation by the Executive of (x) Textron's Business Conduct Guidelines, or (y) any of his fiduciary duties to Textron which in either case has, or was intended to have, a material adverse impact (economic or otherwise) on Textron; (iv) the willful or reckless behavior of the Executive with regard to a matter of a material nature which has a material adverse impact (economic or otherwise) on Textron; (v) the executive's willful failure to attempt to perform his duties or his willful failure to attempt to follow the legal written direction of the Board, which in either case is not remedied within ten (10) days after receipt by the Executive of a written notice from Textron specifying the details thereof; or (vi) the Executive's conviction of, or pleading nolo contendere or guilty to, a felony (other than (x) a traffic infraction or (y) vicarious liability solely as a result of his position provided the Executive did not have actual knowledge of the actions or in actions creating the violation of the law or the Executive relied in good faith on the advice of counsel with regard to the legality of such action or inaction (or the advice of other specifically qualified professionals as to the appropriate or proper action or inaction to take with regard to matters which are not matters of legal interpretation); No action or inaction should be deemed willful if not demonstrably willful and if taken or not taken by the Executive in good faith as not being adverse to the best interests of Textron. Reference in this paragraph to Textron shall also include direct and indirect subsidiaries of Textron, and materiality and material adverse impact shall be measured based on the action or inaction and the impact upon, and not the size of, Textron taken as a whole, provided that after a Change in Control, the size of Textron, taken as a whole, shall be a relevant factor in determining materiality and material adverse impact.

"Period of Restriction"

For the purposes of this grant, the Period of Restriction means, for any share, the period prior to vesting.

"Early or Normal Retirement"

"Early retirement" with Textron is defined as attainment of age 60 or the completion of 20 years of vesting service or the attainment of age 55 with the completion of 10 years of vesting service. "Normal retirement" with Textron is age 65.

"Disability"

"Disability" shall mean, for purposes of this award, the inability of the Executive, due to injury, illness, disease or bodily or mental infirmity, to engage in the performance of his material duties of employment with Textron for a period of more than one hundred eighty (180) consecutive days or for a period that is reasonably expected to exist for a period of more than one hundred eighty (180) consecutive days, provided that interim returns to work of less than ten (10) consecutive business days in duration shall not be

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deemed to interfere with a determination of consecutive absent days if the reason for absence before and after the interim return are the same. The existence or non-existence of a Disability shall be determined by a physician whose selection is mutually agreed upon by the Executive (or his representatives) and Textron.

"Change in Control"

A "Change in Control" of Textron shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

(a) Any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Textron, any trustee or other fiduciary holding Company common stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially the same proportions as their ownership of Textron's common stock, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than thirty percent (30%) of the then outstanding voting stock;

(b) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by Textron's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) The consummation of a merger or consolidation of Textron with any other corporation, other than a merger or consolidation which would result in the voting securities of Textron outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation; or

(d) The approval of the stockholders of Textron of a plan of complete liquidation of Textron or an agreement for the sale or disposition by Textron of all or substantially all of its assets.

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"Pro-Rata Portion"

"Pro-Rata Portion" shall mean the number of complete or partial months of executive's active service to Textron during the vesting period divided by the number of months in the vesting period.

Example: An executive was granted 2,400 shares of Restricted Stock on July 16, 2003 with the following vesting schedule:

Shares	Vest Dates
800	July 16, 2006
800	July 16, 2007
800	July 16, 2008

The executive terminates employment with Textron on August 30, 2005 after having attained age 55 with the completion of 10 years of vesting service.

Because the executive's age and years of service qualify as 'early retirement', the executive is eligible for prorate vesting of the restricted share grant. The number of pro-rata shares earned would be calculated as follows:

Vest Date	Shares Granted		Number of Complete or Partial Months Employed by Textron During the Vesting Period (1)		Number of Months in the Vesting Period	=	Pro-Rata Shares
7/16/06	800	X	26	÷	36 (2)		577.778
7/16/07	800	X	26	÷	48 (3)		433.333
7/16/08	800	X	26	÷	60 (4)		346.667
					Pro-Rata Shares Earned:		1,357.778*

(1) July 16, 2003 - August 30, 2005 (25 completed plus 1 partial month)

(2) July 16, 2003 - July 16, 2006

(3) July 16, 2003 - July 16, 2007

(4) July 16, 2003 - July 16, 2008

*Fractional shares will be paid in cash. For instance, if the share price is $43 on the date that the shares vest, then Textron would pay the executive $33.45 (.778 x $43 = $33.45).

TEXTRON INC.

RESTRICTED STOCK NON-COMPETITION AGREEMENT

(7/2003)

The purpose of Textron's grant of Restricted Stock (the "Shares") under the Textron 1999 Long-Term Incentive Plan ("the Plan") is to attract, retain and reward employees, to increase stock ownership and identification with Textron's interests, and to provide incentive for remaining with and enhancing the value of Textron over the long-term. In return for granting these Shares to you, please acknowledge by signing the attached Notice of Grant of Restricted Stock and Agreement that you have read and agree to the following:

1.      Forfeiture of unvested Shares if you engage in certain competitive activities

If at any time during the Period of Restriction (as defined in the Notice of Grant of Restricted Stock and Agreement) while you are a Company employee, or within two years after the termination of your employment, you do any of the following activities:

(a)     engage in any business which competes with the Company's business (as defined in Paragraph 2) within the Restricted Territory (as defined in Paragraph 3); or

(b)     solicit customers, business or orders for or sell any products and services (i) in competition with the Company's business within the Restricted Territory or (ii) for any business, wherever located, that competes with the Company's business within the Restricted Territory; or

(c)     divert, entice or otherwise take away customers, business or orders of the Company within the Restricted Territory, or attempt to do so; or

(d)     promote or assist, financially or otherwise, any firm, corporation or other entity engaged in any business which competes with the Company's business within the Restricted Territory;

then all unvested Shares shall be forfeited effective the date you enter into such activity. You will be in violation of Paragraph 1 if you engage in any or all of the activities discussed in this Paragraph directly as an individual or indirectly as an employee, representative, consultant or in any other capacity on behalf of any firm, corporation or other entity.

 2.      Company's business - defined

For the purpose of this Agreement:

(a)     the Company shall include Textron and all subsidiary, affiliated or related companies or operations of Textron, and

(b)     the Company's business shall include the products manufactured, marketed and sold and/or the services provided by any operation of the Company for which you have worked or to which you were assigned or had responsibility (either direct or supervisory), at the time of the termination of your employment and any time during the two-year period prior to such termination.

3.      Restricted Territory -- defined

For the purpose of Paragraph 1, the Restricted Territory shall be defined as and limited to:

(a)     the geographic area(s) within a one hundred (100) mile radius of any and all Company location(s) in or for which you have worked or to which you were assigned or had responsibility (either direct or supervisory), at the time of the termination of your employment and at any time during the two-year period prior to such termination; and

(b)     all of the specific customer accounts, whether within or outside of the geographic area described in (a) above, with which you have had any contact or for which you have had any responsibility (either direct or supervisory), at the time of termination of your employment and at any time during the two-year period prior to such termination.

4.     Forfeiture of unvested Shares if you engage in certain solicitation activities

If at any time while you have any unvested Shares you directly or indirectly solicit or induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Company to terminate their employment, representation or other association with the Company, then such unvested Shares shall be forfeited

5.      Forfeiture of unvested Shares if you disclose confidential information

You specifically acknowledge that any trade secrets or confidential business and technical information of the Company or its suppliers or customers, whether reduced to writing, maintained on any form of electronic media, or maintained in your mind or memory and whether compiled by you or the Company, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use; that reasonable efforts have been made by the Company to maintain the secrecy of such information; that such information is the sole property of the Company or its suppliers or customers and that any retention, use or disclosure of such information by you during your employment (except in the course of performing your duties and obligations of employment with the Company) or after termination thereof, shall constitute a misappropriation of the trade secrets of the Company or its suppliers or customers. If at any time while you have any unvested Shares you directly or indirectly misappropriate any such trade secrets, then such unvested Shares shall be forfeited

6.      Organization and Compensation Committee Discretion

You may be released from your obligations under Paragraph 1, 4 and 5 above only if the Organization and Compensation Committee of the Board of Directors (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of Textron.